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nVent Electric PLC

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1 Spring 2023 nVent Shareholder Engagement

Forward-Looking Statements

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This presentation contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "forecasts," "should," "would," "positioned," "strategy," "future," "are confident," or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this presentation are also forward-looking statements. All statements made about the ECM Industries acquisition, including the anticipated time for completing the acquisition, the expected financial results of the acquired business and the anticipated benefits of the acquisition, are forward looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include our ability to close and fund the ECM Industries acquisition on the expected terms and time schedule, including obtaining regulatory approvals and satisfying other closing conditions; our ability to integrate the ECM Industries acquisition successfully; our ability to retain customers and employees of the acquired business; adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the impact of the novel coronavirus 2019 ("COVID-19") pandemic; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and ESG goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including nVent's Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this presentation. nVent Electric plc assumes no obligation, and disclaims any obligation, to update the information contained in this presentation.

KEY DEFINITIONS AND NOTES

Except as otherwise noted all references to 2022 and 2021 represent our results for the period indicated, presented on an adjusted basis. "Organic Sales" refers to GAAP revenue excluding (1) the impact of currency translation and (2) the impact of revenue from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations. "Segment Income" represents Operating Income exclusive of non-cash intangible amortization, certain acquisition related costs, costs of restructuring activities, impairments and other unusual non-operating items. Return on Sales ("ROS") equals Segment Income divided by Sales. See appendix for GAAP to non-GAAP reconciliations.

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nVent

3 ▪ 2022 Business Results ▪ Environmental, Social, and Governance (ESG) ▪ Shareholder Engagement ▪ 2023 Director Nominees ▪ Board Composition and Diversity ▪ Governance Practices ▪ Executive Compensation ▪ 2022 Closing Summary Agenda

4 Another year of outstanding performance and creating value for our customers, employees and shareholders 2022 Business Results ▪ Sales of ~$2.9 billion, up 18% (up 20% organic) ▪ Operating Income of $440 million compared to $355 million in 2021 - Segment Income of $524 million compared to $436 million in 2021 ▪ Adjusted EPS of $2.40, up 22% year - over - year ▪ Record Free Cash Flow of $351 million, up 5% - 87% conversion of adjusted net income ▪ 3% annualized total shareholder return as of 12/31/2022, 69 th percentile of the S&P 400 Industrials ▪ Launched 59 new products, contributed ~3 ppts to sales growth; vitality reached 20% of sales ▪ Acquisition sales growth exceeded overall nVent growth ▪ Strong execution to overcome high inflation and supply chain challenges ▪ Strong progress on our ESG priorities ▪ Electrification of Everything megatrend driving demand for our products Full - Year Results Highlights

5 Our commitment to ESG is guiding us toward a more sustainable future Environmental, Social and Governance (ESG) Goals People 2030 Goals*: ▪ Achieve 50% reduction in Scope 1 and Scope 2 greenhouse gas emissions ▪ Reach >25% renewable energy consumption 2025 Goals: ▪ Reach >90% of products in our active New Product Introduction (NPI) funnel with a positive impact in at least one of our three ESG categories ▪ Make product environmental data 100% digitally accessible to customers 2025 Goals: ▪ Increase representation of women in management globally by 20% ▪ Increase representation of racially diverse U.S. professional employees by 25% ▪ Reach an employee safety total recordable incident rate of ≤0.50 Products Planet * Updated in 2021 ESG report

6 Executing on our long - term goals ESG Highlights Look for more details in our 2022 ESG report to be published this summer x Recognized for our commitment to transparency in gender - data reporting x Improved our employee engagement inclusion index score x Continued to make progress toward our employee diversity goals x Continued to drive reductions in our greenhouse gas emissions and increase our renewable energy consumption x Made significant progress on our disclosures related to TCFD, expect to provide an update in our 2022 ESG report x Continued to enhance our ESG definitions and scoring process for our NPI funnel x Made significant progress toward our goal to increase the amount of product environmental data digitally accessible to customers Our Progress PEOPLE PRODUCTS ESG Recognition People Products Planet

7 We value investor feedback and will continue to seek it through engagement initiatives *Note: nVent outstanding shares calculated as of December 31, 2022. Ownership is based on publicly disclosed ownership at the time of Fall 2022 outreach Shareholder Engagement ▪ During our 2022 engagement process, members of the Board and management met with shareholders representing ~32% of outstanding shares* on a range of topics, including: - ESG, including Scope 1, 2 and 3 emissions and our materiality assessment process - Board oversight of risk - Board composition and diversity - Inclusion and diversity - Human capital management - Shareholder engagement - Executive compensation

8 2023 Director Nominees ▪ Beth Wozniak to assume Chair role as of May 12, 2023; Susan Cameron remains as Independent Lead Director ▪ 2023 slate includes Sherry Aaholm - Experience overseeing mission - critical information systems, technology and information security, and development of digital/Inte rnet of Things; graduate degree in sustainability

9 Experienced, diverse Board *The bullet indicates a specific area of focus or expertise of a director on which the Board currently relies. The absence of a bullet does not mean the director does not possess that item Board Composition and Diversity ▪ Our Governance and Social Responsibility Committee reviews each candidate to assess the fit of his or her qualifications with the needs of the Board and our company 5 5 Gender Women Men 50% of director nominees are women 20% of director nominees are racially diverse 4 6 Tenure <3 years 4 years 4 4 2 Age 55-60 years 61-64 years 65+ years ~3.0 YRS average tenure of director nominees 62 YRS Average age of director nominees 2 8 Racial Diversity Black/African American Caucasian

10 Good governance, setting the foundation for success Governance Practices Our company is built on robust management processes and the highest integrity. The governance principles we practice today are built on our Code of Business Conduct and Ethics. Some of these practices include: ▪ A Board made up of a majority of independent directors with a diverse set of experiences and skills ▪ An independent Lead Director, Susan M. Cameron, who serves as a direct liaison with management ▪ Routine executive Board sessions without management present ▪ Governance and Social Responsibility Committee oversight of ESG matters ▪ Audit & Finance Committee focus on internal controls, including those relating to information technology and cyber security

11 Pay - for - performance philosophy & strong governance policies to align interests of management and shareholders Executive Compensation Overview x Majority of NEOs’ compensation is at risk x Incentive plans are 100% formulaic against pre - established metrics x No “single trigger” change - in - control equity vesting (starting in December 2022) or severance x Comprehensive clawback policy that applies to annual incentive and equity compensation x Rigorous stock ownership requirements and holding periods x Limited perquisites x Three - year vesting periods for equity grants x No excise tax gross - ups on change - in - control payments x Ongoing dialogue with shareholders regarding our compensation philosophy and practices Highlights 2022 Target Direct Compensation Mix 14% 17% 69% 27% 22% 51% CEO Other NEOs Base Salary Annual Incentives Long - Term Incentives 86 % at risk 73% at risk ▪ Annual Incentive Plan − All NEOs paid on Enterprise - wide plan to support One - nVent Initiatives − 2022 payout was 156% of target ▪ Long - Term Incentive Plan − 2020 - 2022 performance share unit payout was 142% of target based on Adjusted EPS performance

12 2022 Short and Long - Term Incentive Compensation 2022 Long - Term Incentive Framework ▪ 100% formulaic determination against pre - established metrics tied to our annual operating plan ▪ All NEOs paid on Enterprise - wide results ▪ Range of payout on each measure is 0 – 200% of target 2022 Annual Incentive Framework 30% 30% 25% Revenue Adjusted EPS Free Cash Flow 15% Environmental, Social and Governance (ESG) Scorecard ▪ Renamed the People & Culture Scorecard to ESG Scorecard ▪ Reduction in Scope 1 and Scope 2 CO 2 emission replaced the ERG Membership metric 2022 Scorecard Changes 25% Stock Options 25% RSUs 50% PSUs ▪ Performance Share Units (PSUs) vest at the end of a three - year performance period - Payout based on Relative TSR compared to S&P 400 Industrials - Range of payout is 0% - 200% of target - If PSUs are earned but absolute TSR is negative, the amount of shares earned cannot exceed target payout ▪ Restricted Stock Units (RSUs) and Stock Options vest ratably over three years Equity - based awards granted on or after December 11, 2022 are subject to a “double trigger” vesting in the event of a change - in - control NEW

13 2022 was a year of outstanding performance and value creation Closing Summary ▪ Strong sales and adjusted EPS growth with record free cash flow ▪ 69 th percentile of the S&P 400 Industrials in total shareholder return ▪ Significant progress in our ESG priorities ▪ Strong correlation between pay and performance while delivering for shareholders

14 14 Appendix and GAAP to Non - GAAP Measurements & Reconciliations

15 Reported to Adjusted 2022 Reconciliation

16 Reported to Adjusted 2021 Reconciliation

17 Organic Sales Growth and Free Cash Flow Reconciliation